UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2016

Inventure Foods, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-14556	86-0786101
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5415 East High Street, Suite 350, Phoenix, AZ	85054
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (623) 932-6200

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.             Results of Operations and Financial Condition.

On July 27, 2016, Inventure Foods, Inc. (the “Company”) issued a news release announcing its financial results for the second quarter ended June 25, 2016. A copy of the news release is furnished as Exhibit 99.1 to this report.

In accordance with general instruction B.2 to Form 8-K, information in this Item 2.02 and the exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of such section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 8.01.             Other Events.

On July 27, 2016, the Company announced that it and its Board of Directors will commence a strategic and financial review with the objective to increase shareholder value. This review will include a thorough evaluation of the Company’s current operating plan and may result in the Company continuing to pursue value-enhancing initiatives as a standalone company, capital structure optimization, a sale of the Company, a sale of certain assets of the Company or other business combination. The Company cannot provide assurance that this strategic and financial review will result in any specific action, or any assurance as to its outcome or timing. The Company does not intend to comment further regarding the strategic and financial review until its Board of Directors approves a specific action or concludes its review. The full text of the press release issued in connection with the announcement is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01.             Financial Statements and Exhibits.

(d)                   Exhibits

Exhibit 99.1                                                    Press release reporting second quarter 2016 results

Exhibit 99.2                                                    Press release on strategic and financial review

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Inventure Foods, Inc.
(Registrant)

Date:	July 27, 2016
/s/ Steve Weinberger
(Signature)

Steve Weinberger
Chief Financial Officer